UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 10, 2016

Easterly Government Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 750, Washington, D.C.	20037
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 595-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2016, Meghan G. Baivier has been named Executive Vice President, Chief Financial Officer and Chief Operating Officer of Easterly Government Properties, Inc. (the “Company”). Ms. Baivier currently serves as Executive Vice President and Chief Operating Officer of the Company. Alison M. Bernard will remain with the Company and transition to the role of Executive Vice President and Chief Accounting Officer of the Company.

Ms. Baivier will continue working under her existing compensation arrangement. Ms. Baivier has not entered into any material plan, contract, arrangement or amendment in connection with her appointment as Chief Financial Officer. Ms. Baivier will not receive any grant or award as a result of her appointment.

A copy of the press release announcing the transition is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: March 10, 2016